Exhibit 23.1 Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To  the Board of Directors
    Bluegate Corporation
    Houston, Texas

We hereby consent to the use in this Post-Effective Amendment Number 1 on Form S-1 of our report dated March 5, 2008, relating to the consolidated financial statements of Bluegate Corporation as of December 31, 2007 and 2006 and for the two years then ended.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Malone & Bailey, PC
MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

April 16, 2008